UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2013

The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 290-6000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 4, 2013, The Medicines Company (the “Company”) completed its acquisition of Incline Therapeutics, Inc., a Delaware corporation (“Incline”), pursuant to an Agreement and Plan of Merger, dated December 11, 2012 (the “Merger Agreement”), by and among the Company, Incline, Silver Surfer Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative and agent of the stockholders and optionholders of Incline (the “Representative”).  The acquisition of Incline was accomplished through the merger of the Merger Sub with and into Incline (the “Merger”).  In accordance with the terms of the Merger Agreement and the General Corporation Law of the State of Delaware, Incline survived the Merger as the surviving corporation and, as the surviving corporation, became a wholly owned subsidiary of the Company.

On January 4, 2013, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Company paid to the holders of Incline’s capital stock and the holders of options to purchase shares of Incline’s capital stock (whether or not such options were vested or unvested as of immediately prior to the Closing) (collectively, the “Incline Equityholders”) an aggregate of approximately $156 million in cash.  The amount paid to the Incline Equityholders at the Closing is subject to a post-closing purchase price adjustment process with respect to the net amount of cash, unpaid transaction expenses and specified other debt and liabilities of Incline at Closing.  At the Closing, the Company also paid approximately $13 million in cash to Cadence Pharmaceuticals, Inc. (“Cadence”) to terminate Cadence’s option to acquire Incline pursuant to an agreement between Cadence and Incline and deposited $18.5 million in cash into an escrow fund for the purposes of securing the indemnification obligations of the Incline Equityholders to the Company for any and all losses for which the Company is entitled to indemnification pursuant to the Merger Agreement and to provide the source of recovery for any amounts payable to the Company as a result of the post-closing purchase price adjustment process.

At the Closing, the Company entered into an escrow agreement with the Representative and JP Morgan Chase, N.A., as the escrow agent, with respect to the amounts deposited in the escrow fund.  To the extent that any funds remain in the escrow account on July 4, 2014 and not subject to claims by the Company, such amounts will be released to the Incline Equityholders, subject to certain conditions set forth in the Merger Agreement.

As previously disclosed, subsequent to the Closing, if the Company enters into a license agreement in Japan or achieves certain regulatory approval and sales milestones with respect to Incline’s IONSYS® (fentanyl iontophoretic transdermal system) product, a compact, disposable, needleless Patient-Controlled Analgesia system, the Company has agreed to pay to the Incline Equityholders milestone payments in the amounts, at the times and on the conditions set forth in the Merger Agreement. In the event that all of the milestones set forth in the Merger Agreement are achieved in accordance with the terms of the Merger Agreement, the Incline Equityholders would receive an additional $205 million in cash in the aggregate, less certain transaction expenses and employer taxes owing because of the milestone payments.

The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, a redacted copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement.  The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the Company and Incline in connection with negotiating their respective terms.  Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.  For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Item 8.01 Other Events.

On January 7, 2013, the Company issued a press release announcing, among other things, the completion of its acquisition of Incline.  The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The Company intends to file the financial statements of Incline required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K or otherwise not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K or otherwise not later than 71 calendar days after the date this Current Report Form 8-K is required to be filed.

(d)           Exhibits

2.1*†	Agreement and Plan of Merger, dated December 11, 2012, by and among the Company, Incline Therapeutics, Inc., Silver Surfer Acquisition Corp. and Fortis Advisors LLC

99.1	Press release issued by the Company on January 7, 2013

*                 Schedules (and similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally copies of any of the omitted schedules (or similar attachments) to the Securities and Exchange Commission upon request.

†                 Confidential treatment requested as to portions of the exhibit.  Confidential materials omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date:	January 10, 2013	By:	/s/ Paul M. Antinori
		Name:	Paul M. Antinori
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1*†	Agreement and Plan of Merger, dated December 11, 2012, by and among the Company, Incline Therapeutics, Inc., Silver Surfer Acquisition Corp. and Fortis Advisors LLC

99.1	Press release issued by the Company on January 7, 2013

*                 Schedules (and similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally copies of any of the omitted schedules (or similar attachments) to the Securities and Exchange Commission upon request.

†                 Confidential treatment requested as to portions of the exhibit.  Confidential materials omitted and filed separately with the Securities and Exchange Commission.